Exhibit 99.1

The Robert Mondavi Corporation Announces Receipt of Unsolicited Proposal; Company to Pursue Previously Announced Recapitalization Plan

     NAPA, Calif.--(BUSINESS WIRE)--Oct. 18, 2004--The Robert Mondavi Corporation (Nasdaq:MOND) announced that it has received an unsolicited proposal to acquire the company subject to certain terms and conditions. The proposal was reviewed by the company's Board of Directors which concluded not to reject the proposal but to consider it as part of its on-going process to maximize value for all of its shareholders. The Board did, however, decline a request in the proposal to suspend implementation of its previously announced recapitalization plan.
     The Robert Mondavi Corporation has reaffirmed its intent to seek shareholder approval, at the Annual Meeting, for its recapitalization plan which transfers the company's domicile to Delaware and converts its two class equity structure, where the Mondavi family Class B shareholders have 10 votes per share and the Class A shareholders have one vote per share, into a single class of shareholders with equal voting rights. That shareholder vote is scheduled to take place on November 30, 2004.
     "We remain fully committed to a process that maximizes value to our shareholders," said Chairman Ted Hall. "We believe strongly that our proposed recapitalization plan is important to achieving full value for our shareholders and that our shareholders are best served by exercising their rights in a 'one share, one vote' structure. Therefore, we intend to proceed with our previously announced plan to recapitalize the company and incorporate in Delaware while continuing to carefully evaluate all strategic options. We will be able to effectively act upon all of our options following the approval of the recapitalization plan at our upcoming annual meeting of shareholders," Hall added.
     The Board of Directors of The Robert Mondavi Corporation considered a wide range of strategic alternatives prior to announcing last month a strategic plan to focus entirely on the premium and super-premium lifestyle wine segments, to divest its luxury wine and other non-strategic assets and investments for estimated net after-tax proceeds of $400 million to $500 million within one year, providing the company with financial flexibility to pursue value-enhancing strategic and financial opportunities. "Given our in-depth knowledge of the luxury assets and the complex nature of our joint venture arrangements, we believe we are uniquely qualified to seek the highest value from these assets," said CEO Greg Evans. The estimated proceeds from asset divestitures assume all such assets can be sold under current wine industry and general economic conditions.
     The company has stated that it believes that successful implementation of this strategic course will enable it to generate, from the revised fiscal 2005 base, earnings before interest and tax ratios of approximately 20% and financial returns in excess of 12% within five years. "We will continue to evaluate our current and projected performance and explore vigorously the options and alternatives for each of our businesses, and for the company as a whole, in pursuit of maximum shareholder value," said Hall.

     Important Information For Investors And Shareholders

     In connection with the proposed recapitalization plan, The Robert Mondavi Corporation has filed a preliminary combined proxy statement/prospectus and will file a definitive version of such document and other relevant documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION PLAN AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV.
     THE PROXY STATEMENT/PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE (707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM.
     The company and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the company's shareholders in connection with the proposed recapitalization plan is set forth in the company's annual report on Form 10-K for the fiscal year ended June 30, 2004 filed with the SEC on September 10, 2004 and proxy statement for its 2003 annual meeting of shareholders filed with the SEC on October 28, 2003. Additional information regarding such persons and a description of their direct and indirect interests in the recapitalization plan will be set forth in the proxy statement/prospectus when it is filed with the SEC.

     Cautionary Statement Regarding Forward-Looking Statements

     This announcement and other information provided from time to time by the company contain historical information as well as forward-looking statements about the company, the premium wine industry and general business and economic conditions. Such forward-looking statements include, for example, the anticipated approval of the company's proposed recapitalization plan by its shareholders, other statements regarding the announced restructuring and the amount of the related charges, the estimate of proceeds from the sale of assets, projections or predictions about the company's future earnings before interest and tax ratios and financial returns, consumer demand for its wines, including new brands and brand extensions, margin trends, anticipated future investment in vineyards and other capital projects, the premium wine grape market and the premium wine industry generally. Actual results may differ materially from the company's present expectations. Among other things, a soft economy, a downturn in the travel and entertainment sector, risk associated with continued conflict in the Middle East, reduced consumer spending, or changes in consumer preferences could reduce demand for the company's wines. Similarly, increased competition or changes in tourism to our California properties could affect the company's volume and revenue growth outlook.
     The supply and price of grapes, the company's most important raw material, is beyond the company's control. A shortage of grapes might constrict the supply of wine available for sale and cause higher grape costs that put more pressure on gross profit margins. A surplus of grapes might allow for greater sales and lower grape costs, but it might also result in more competition and pressure on selling prices or marketing spending. Interest rates and other business and economic conditions could increase significantly the cost and risks of projected capital spending. The restructuring announced on September 14, 2004 may impair management's ability to focus on other needed areas of business execution. There are also significant risks associated with the restructuring, including the divestiture of the company's luxury wine assets and investments and non-strategic assets announced on September 14, 2004. There is no assurance that the company will successfully complete the divestitures within the company's expected timeframe or at all, or that it will realize the after-tax proceeds it presently estimates for such divestitures. There is no assurance the company will be able to effectively re-deploy any proceeds received from such divestitures. The lay-offs and significant restructuring charges announced in connection with the company's September 14, 2004 restructuring will materially affect future earnings. There is no assurance that the proposed restructuring will enable the company to achieve significant cost savings or asset rationalization, or if any cost savings or assets rationalization is achieved, that it will be sufficient to grow the company's volumes, profit or cash flow, or to enhance the company's competitive position. For additional cautionary statements identifying important factors that could cause actual results to differ materially from such forward-looking information, please refer to Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, on file with the Securities and Exchange Commission. For these and other reasons, no forward-looking statement by the company can nor should be taken as a guarantee of what will happen in the future.

    CONTACT: The Robert Mondavi Corporation
             Robert Philipps, 707-251-4850 (VP, Treasury & IR)
             Hilary Martin, 707-251-4487 (VP Corporate Communications)